UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

WORKSPORT LTD.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

WORKSPORT LTD.

2500 N. America Dr.

West Seneca, NY 14224

(888) 554-8789

www.worksport.com

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Worksport Ltd.,

This Information Statement is first being mailed on or about April 28, 2025 to the holders of record of the outstanding voting stock, which includes common stock, par value $0.0001 per share (“Common Stock”), and Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of Worksport Ltd., a Nevada corporation (the “Company”), as of the close of business on April 17, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the stockholder of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Stockholder”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to Worksport Ltd., a Nevada corporation.

The Written Consent approved an amendment to the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), through the adoption of a Certificate of Amendment, the form of which is attached as Appendix A to this Information Statement (the “Certificate of Amendment”), to increase the total number of authorized shares of capital stock from 30,900,000 to 55,000,000, consisting of an increase in the authorized number of shares of Common Stock from 29,900,000 to 45,000,000 and an increase in the number of authorized shares of preferred stock from 1,000,000 to 10,000,000 (the “Increase in Authorized Shares”).

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of stock and is sufficient under the Nevada Revised Statutes (“NRS”) and our amended and restated bylaws (“Bylaws”) to approve the actions described herein. Accordingly, the Increase in Authorized Shares is not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until a date at least twenty (20) days after the date on which this Information Statement has been first mailed to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Stockholders”) to notify the Stockholders of the approval of the Increase in Authorized Shares. Stockholders of record at the close of business on April 17, 2025 are entitled to notice of the Written Consent. Because this action has been approved by the holders of the required majority of the voting power of our outstanding shares of stock, no proxies were or are being solicited. The Increase in Authorized Shares will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about April 28, 2025.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/
Steven Rossi
Chairman of the Board of Directors
April 28, 2025

INTRODUCTION

This Information Statement is being first mailed on or about April 28, 2025 to the Stockholders by the Board of Directors of the Company (“Board”) to provide material information regarding the Increase in Authorized Shares that has been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The approval of the Increase in Authorized Shares requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record. Steven Rossi, our Chief Executive Officer, President and Chairman of our Board holds 100 shares of Series A Preferred Stock, representing 100% of our outstanding Series A Preferred Stock. The Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding. Mr. Rossi, as the Majority Stockholder, approved the Increase in Authorized Shares on April 17, 2025 by written consent in lieu of a stockholders’ meeting.

On the Record Date, the Company had 4,933,053 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share. On the Record Date, the Company had 100 shares of Series A Preferred Stock issued and outstanding, with the holder thereof being entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding. On April 17, 2025, the Majority Stockholder adopted resolutions approving the Increase in Authorized Shares.

CONSENTING STOCKHOLDER

On April 17, 2025, the Majority Stockholder, Steven Rossi, our Chief Executive Officer, President and Chairman of our Board, being the record holder of 252,588 shares of Common Stock and 100 shares of our Series A Preferred Stock, which entitles the holder to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding, adopted resolutions approving the Increase in Authorized Shares. The voting power held by the Majority Stockholder represented approximately 54.3% of the total voting power of all issued and outstanding stock of the Company as of the Record Date.

We are not seeking written consent from any other stockholder of the Company, and the other stockholders will not be given an opportunity to vote with respect to the Increase in Authorized Shares. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the Increase in Authorized Shares were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

APPROVAL OF INCREASE IN AUTHORIZED SHARES

The Amendment to Increase Authorized Shares

On April 17, 2025, our Board and Majority Stockholder approved the Certificate of Amendment which amends our Articles of Incorporation to increase the total number of authorized shares of capital stock from 30,900,000 to 55,000,000, consisting of an increase in the authorized number of shares of Common Stock from 29,900,000 to 45,000,000 and an increase in the number of authorized shares of preferred stock from 1,000,000 to 10,000,000. The text of the proposed Certificate of Amendment is set forth in Appendix A attached hereto.

Purposes of the Increase in Authorized Shares

The Company currently has authorized capital stock of 29,900,000 shares of our Common Stock, with 4,933,053 shares outstanding, and 1,000,000 shares of blank check preferred stock, 100,100 shares of which are designated as Series A Preferred Stock, with 100 shares issued and outstanding, and 100 shares of which are designated as Series B Preferred Stock, with nil shares issued and outstanding.

The Majority Stockholder voted in favor of amending our Articles of Incorporation to increase the authorized shares of our Common Stock to 45,000,000 and increase the authorized shares of our preferred stock to 10,000,000 in order to improve our financial flexibility with respect to our capital structure by having additional shares for future equity financings and acquisitions. The extra shares of authorized our Common Stock and preferred stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose stated.

Principal Effects of the Increase in Authorized Shares

The Company’s stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of our Common Stock and preferred stock, but will experience dilution to the extent additional shares are issued in the future.

Common Stock

Having an increased number of authorized but unissued shares of our Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The issuance of additional shares of our Common Stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of our Common Stock that would become authorized by the amended Articles of Incorporation unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Majority Stockholder that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of us and our stockholders.

When issued, the additional shares of our Common Stock authorized by the amended Articles of Incorporation will have the same rights and privileges as the shares of our Common Stock currently authorized and outstanding. Holders of our Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of our Common Stock when such shares are issued.

Preferred Stock

The availability of a larger number of authorized and unissued preferred stock will allow us a greater ability in structuring future financings or strategic transactions, specifically transactions that involve securities with liquidation preferences or other rights, without the delay and expense of seeking further stockholder approval to increase our capitalization. The issuance of additional shares of preferred stock may adversely affect the rights of existing holders of Common Stock. If a series of preferred stock is convertible into Common Stock at a discount to the market price, significant dilution may occur upon conversion of the preferred stock into shares of Common Stock. In addition, liquidation preferences may entitle holders of preferred stock to receive payment prior to the holders of Common Stock in the event of a liquidation, dissolution or an asset sale. As of April 17, 2025, the Board has no plans to issue any shares of preferred stock and does not intend to seek additional stockholder approval for any such issuance unless otherwise required by law or regulation.

When designated and issued, the additional shares of our preferred stock authorized by the amended Articles of Incorporation will have rights and privileges that may differ from those of the shares of our Common Stock currently authorized and outstanding and the shares of our preferred stock currently designated and outstanding, including, without limitation, the Series A Preferred Stock. The authorized preferred stock may be issued in one or more series, each with such designations, rights, preferences and limitations as may be determined by our Board without further stockholder approval, which may include, without limitation, dividend rights, liquidation preferences, voting rights, conversion rights and redemption privileges.

Potential Anti-Takeover Effects

Shares of our authorized and unissued Common Stock and preferred stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of us could occur. Issuance of additional shares of our Common Stock or preferred stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of our Common Stock or preferred stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendments to our Articles of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of our Common Stock and preferred stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

No Appraisal or Dissenters’ Rights

Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights in connection with the approval of the Increase in Authorized Shares.

Vote Required

Pursuant to the NRS and our Articles of Incorporation and Bylaws, the approval of the Increase in Authorized Shares requires the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding shares of capital stock entitled to vote thereon. The holders of a majority of the voting power of the Company approved the Increase in Authorized Shares and Certificate of Amendment by written consent in accordance with NRS 78.320. No further action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of the Common Stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 17, 2025, are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of Common Stock that they will beneficially own, subject to applicable community property laws. The percentage of beneficial ownership is based on 4,933,053 shares of Common Stock outstanding on April 17, 2025.

	Number of Shares Beneficially Owned			Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock		Series A Preferred Stock(2)	Percent of Common Stock		Percent of Series A Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Steven Rossi, Chief Executive Officer, President and Chairman of Board	335,088	(4)	100	6.79%		100%	54.3%

Michael Johnston, Chief Financial Officer	—		—	—		—	—

Lorenzo Rossi, Director	—		—	—		—	—

Craig Loverock, Director	13,313	(5)	—	*		—	*

William Caragol, Director	13,313	(6)	—	*		—	*

Ned L. Siegel, Director	13,313	(7)	—	*		—	*
All officers and directors as a group (6 persons)	375,027		100	7.99%		100%	54.9%
5%+ Shareholders
Armistice Capital, LLC(8)	246,499		—	4.99	%(9)	—%	2.4%

* Less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o Worksport Ltd., 2500 N America Drive, West Seneca, NY 14224.

(2)	The Series A Preferred Stock is entitled to 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding.

(3)	Based on 4,933,053 shares of Common Stock outstanding as of April 17, 2025.

(4)	Includes 12,500 shares of Common Stock issuable upon the exercise of vested options at a price of $7.042 per share – 10,000 of which expire on August 6, 2026 while the remaining 2,500 expire on July 21, 2028. Mr. Rossi also owns 100 shares of Series A Preferred Stock - entitling him to 51% of the voting power of the corporation. Mr. Rossi also has option grants amounting to 350,000 of issuable stock upon the completion of milestones; 70,000 of these stock options have vested while the remaining 280,000 stock options are deemed unlikely to vest in the near future. Steven Rossi additionally holds 252,588 shares with our transfer agent - 3,333 of which he purchased on November 19, 2024.

(5)	Includes (i) 1,500 shares of restricted shares of Common Stock granted on September 6, 2021 and that vested on September 6, 2021, (ii) 1,500 shares of Common Stock issuable upon the exercise of vested options at a price of $55.00 per share until July 23, 2026, (iii) 375 shares of Common Stock issuable upon the exercise of vested options at a price of $36.10 per share until July 21, 2028, (iv) 3,000 shares of Common Stock issuable upon the exercise of vested options at a price of $25.10 per share until December 29, 2026, (v) 6,000 shares of Common Stock issuable upon the exercise of vested options at a price of $16.60 per share until January 30, 2033, and (vi) 938 shares of Common Stock issuable upon the exercise of vested options at a price of $7.042 per share until 7/23/2034. All of these stock options have been subsequently repriced to $7.042 per share.

(6)	Includes (i) 1,500 shares of restricted shares of Common Stock granted on September 6, 2021 and that vested on September 6, 2021, (ii) 1,500 shares of Common Stock issuable upon the exercise of vested options at a price of $55.00 per share until August 6, 2026, (iii) 375 shares of Common Stock issuable upon the exercise of vested options at a price of $36.10 per share until July 21, 2028, (iv) 3,000 shares of Common Stock issuable upon the exercise of vested options at a price of $25.10 per share until December 29, 2026, (v) 6,000 shares of Common Stock issuable upon the exercise of vested options at a price of $16.60 per share until January 30, 2033, and (vi) 938 shares of Common Stock issuable upon the exercise of vested options at a price of $7.042 per share until 7/23/2034. All of these stock options have been subsequently repriced to $7.042 per share.

(7)	Includes (i) 1,500 shares of restricted shares of Common Stock granted on September 6, 2021 and that vested on September 6, 2021, (ii) 1,500 shares of Common Stock issuable upon the exercise of vested options at a price of $55.00 per share until August 6, 2026, (iii) 375 shares of Common Stock issuable upon the exercise of vested options at a price of $36.10 per share until July 21, 2028, (iv) 3,000 shares of Common Stock issuable upon the exercise of vested options at a price of $25.10 per share until December 29, 2026, (v) 6,000 shares of Common Stock issuable upon the exercise of vested options at a price of $16.60 per share until January 30, 2033, and (vi) 938 shares of Common Stock issuable upon the exercise of vested options at a price of $7.042 per share until 7/23/2034. All of these stock options have been subsequently repriced to $7.042 per share.

(8)	Information regarding shareholders who beneficially own more than 5% of our Common Stock is based on Schedules 13D and 13G filed with the Securities and Exchange Commission (SEC), without verification.

(9)	Address for Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, New York 10022. Steven Boyd is the Managing Member of Armistice Capital, LLC and is assumed to have voting and dispositive control of these securities. As of April 17, 2025. Armistice Capital LLC also owns warrants to purchase up to 2,271,400 shares of Common Stock. The foregoing warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The beneficial ownership of the Master Fund reported in this table does not reflect this limitation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 2500 N. America Dr., West Seneca, NY 14224.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Majority Stockholder’s approval of the Increase in Authorized Shares pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files annual, quarterly and current reports and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You can access the Company’s filings under its name “Worksport Ltd.” or SEC file number (001-40681) on the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

/s/
Steven Rossi
Chairman of the Board of Directors
April 28, 2025

Appendix A

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF WORKSPORT LTD.

(Pursuant to NRS 78.385 and 78.390)

The undersigned, being an authorized officer of Worksport Ltd., a Nevada corporation (the “Corporation”), hereby certifies as follows:

1.	Pursuant to NRS 78.385 and 78.390, the Board of Directors of the Corporation duly adopted a resolution to amend the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) and such amendment was approved by the holders of a majority of the voting power of the Corporation’s stockholders.

2.	Section 3.01 of Article III of the Articles of Incorporation is hereby amended to increase the total number of authorized shares of capital stock from 30,900,000 shares to 55,000,000 shares.

3.	Section 3.02 of Article III is hereby amended to increase the number of authorized shares of common stock, par value $0.0001 per share, from 29,900,000 to 45,000,000 shares.

4.	Section 3.03 of Article III is hereby amended to increase the number of authorized shares of preferred stock, par value $0.0001 per share, from 1,000,000 to 10,000,000 shares.

5.	As amended, the first sentences of Sections 3.01, 3.02 and 3.03 shall be deleted and replaced in their entirety as follows:

“3.01 Authorized Capital Stock. The total number of shares of stock this Corporation is authorized to issue shall be fifty-five million (55,000,000) shares.”

“3.02 Common Stock. The total number of authorized shares of Common Stock shall be forty-five million (45,000,000) shares, par value $0.0001 per share.”

“3.03 Blank Check Preferred Stock. The total number of authorized shares of Preferred Stock shall be ten million (10,000,000) shares, par value $0.0001 per share.”

6.	All other provisions of the Articles of Incorporation shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Corporation’s Amended and Restated Articles of Incorporation as of [*], 2025.

WORKSPORT LTD.

By:
Name:	Steven Rossi
Title:	President and Chief Executive Officer